SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PLANTATION DEVELOPMENT CORP.**, did on August 10, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 16, 2007.

ROSS MILLER
Secretary of State

By Diana A. Soeltz
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070557856-95
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/10/2007 7:04 AM
	Entity Number E0576272007-7

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PLANTATION DEVELOPMENT CORP.		
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Corporate World, Inc. (Name)		
	1702 "A" Street # C-350 (Street Address)	Sparks (City)	Nevada 89432 (Zip Code)
	Optional Mailing Address	City	State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000	Par value: $ 0.001	Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Thomas Terwilliger (Name)		
	1702 "A" Street # C 350 (Street Address)	Sparks (City)	NV 89431 (State Zip Code)
	2. Name		
	Street Address	City	State Zip Code
	3. Name		
	Street Address	City	State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any lawful purpose		
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Corporate World, Inc. (Name)	[Signature]	
	P.O. Box 971-350 (Address)	Reno (City)	NV 89504 (State Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [Signature] Authorized Signature of R. A. or On Behalf of R. A. Company	07/17/07 (Date)	

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller	20110198401-77
Secretary of State	Filing Date and Time 03/17/2011 9:22 AM
State of Nevada	Entity Number E0576272007-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PLANTATION DEVELOPMENT, CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

Article # 3 Number of Shares to be Issued shall this date be amended to read:
Number of shares with Par Value 500,000,000 Par Value $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80% of the voters approved

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X president

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.